Exhibit I

INSURANCE BINDER	72054
FINANCIAL SQUARE • 32 OLD SLIP • NEW YORK, NY 10005 (212) 344-2444 • (800) 221-5830 TELEX: 222792 • CABLE: CRYSTINSCOS TELECOPIER: (212) 425-7017

Insured’s Mailing Address	The Japan Fund, Inc. c/o State Street Corporation Two Avenue de Lafayette/ LCC 6 Boston, MA 02111	Date Typed 7/30/07 By: axk/72054 A/E: AXK Insured’s No. Telephone Confirmation ☐ Date With Whom
Company or Agency	National Union Fire Insurance Company c/o Marsh Affinity Group Services 1776 West Lakes Parkway West Des Moines, IA 50266
New Order ☐ Endorsement ☐ Renewal ☒ Rewrite ☐ Information Only ☐		Inception or Effective Date 8/19/07 Expiration 8/19/08 Policy No. TBD Company National Union Fire Ins. Company Prepaid ☐ Installment ☐ Premium $2,250
Name (if different from mailing address)
Location(s) (if different from mailing address)

Type of Coverage - Registered Management Investment Company Bond
Specifications -	In consideration of the premiumun charged, it is understood and agreed that coverage is bound, effective August 19, 2007 to August 19, 2008, as follows:
	Limit of Liability (Inclusive of Defense Expenses)	Deductible (Each Loss)	Premium (Annual)
	$750,000	$0*	$2,250
	* $10,000 with respect to coverage other than Fidelity for the Fund
	Coverage will be written on AIG’s Investment Company Blanket Bond Policy.

Mortgagee ☐ Loss Payee ☐ Additional Insured ☐ Other ☐
Enclosure ☐
The undersigned company agrees, for its respective interests only and to the extent respectively indicated to effect insurance or changes as set forth. This agreement is binding for account of the Assured until acceptance of satisfactory policy and/or endorsement and/or term agreed to by Frank Crystal & Co., Inc. This Binder is issued for a period of 60 days and automatically will be extended for additional consecutive periods of 60 days until acceptance of the Policy, Bond, and/or Endorsement by the Assured.

Remarks ☐
For Frank Crystal & Co., Inc. Refer to: Andrea L. Kiefer	Name of Underwriter: (Print or Type) Ida Dominguez Signature Original signature on file with Frank Crystal & Co., Inc.
Admitted ☒ Non-Admitted ☐	For (Insurance Company) National Union Fire Ins. Company Date Signed